UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2014
Date of Report (Date of earliest event reported)

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Advisory Agreements

On March 10, 2014, the Company entered into advisory board agreements (collectively, the "Advisory Board Agreements") with members of the advisory board reflected below (collectively, the "Advisory Board Members"). In accordance with the terms and provisions of the Advisory Board Agreements: (i) the Company shall retain each Advisory Board Member for a period commencing upon execution of the Advisory Board Agreement and continuing until notice of termination provided by either party; and (ii) the Advisory Board Member shall provide services to the Company including, but not limited, to: (a) participation in monthly advisory calls and annual meeting, and (b) guidance on business and healthcare strategy issues on as an-needed basis. In further accordance with the terms and provisions of the Advisory Board Agreements, the Company shall grant to each Advisory Board Member 50,000 stock options to purchase 50,000 shares of the Company's common stock at an exercise price of $0.25 per share, which stock options shall vest as follows: (i) 26,000 stock options so long as the Advisory Board Agreement remains effective; and (ii) 24,000 stock option at the rate of 2,000 stock options per month on the last day of each month over a twelve month consecutive period.

The Advisory Board Members

Mark Sorrentino, MD. Mark Sorrentino, MD, MS, has spent the majority of his career as an expert in drug development. He currently serves as Executive Medical Director, Global Product Development at PPD and is responsible for support of pharmaceutical development consulting services focusing on drug development and post approval strategies. Prior to joining PPD Dr. Sorrentino was the global Chief Medical Officer at ADMA Biologics where he oversaw all clinical development operations. Prior to ADMA, Dr. Sorrentino was the Director, Medical Science at MedImmune where he had primary responsibility for development and oversight of numerous Phase IV and post-marketing studies across several therapeutic areas including infectious diseases, respiratory diseases, and transplant medicine. Dr. Sorrentino has more than 15 years experience developing and implementing clinical trials in marrow and stem cell transplant patients, both in adults and children. Dr. Sorrentino has also served as a consultant to biotechnology firms and has overseen implementation of medical information systems. Dr. Sorrentino received his MD and MS in Clinical Nutrition from the Chicago Medical School. He completed both a residency in Pediatrics and fellowship in Pediatric Critical Care at Children’s National Medical Center in Washington DC and currently holds an appointment as an Assistant Clinical Professor at the George Washington University School of Medicine. Dr. Sorrentino was an attending physician in the CNMC pediatric intensive care unit for 8 years and participated in numerous Industry sponsored critical care trials. Dr. Sorrentino holds active medical licenses in Washington DC and Maryland and is on the Board of Directors of the CMR Institute.

Gil Price, MD. Dr. Gil Price is a clinical physician trained in Internal Medicine with a long-standing interest in the study of adverse drug reactions, drug utilization, drug development and regulation. He is an accomplished senior level manager with over 26 years of diverse therapeutic drug development experience. His responsibilities have included pharmacovigilance, competitive intelligence, and clinical development. Prior to his current position as CEO of Drug Safety Solutions, Dr. Price was the Director of Clinical Development for Oncology at MedImmune Inc. He previously worked in the CRO sector at ClinTrials. Dr. Price began his pharmaceutical career at Glaxo, Inc. in Research Triangle Park, NC, where he worked for nearly nine years on both the commercial and research sides of the company. Dr. Price is a member of the American Medical Association, the Academy of Pharmaceutical Physicians, the American Society of Microbiology, the Association of Clinical Research Professionals, and the Drug Information Association.

Richard (Rick) Haatvedt, CFO. Rick is currently part owner of and Chief Financial Officer of Dakavia Management Corp., a company that manages nursing homes in the North Western United States. Rick began working with Dakavia in 2007 when it was known as Dover Management, as its Controller. Rick stayed on with Dakavia as its Chief Financial Officer when Dover Management’s owner decided to retire, and has been involved in adding more nursing homes.

Rick’s entrepreneurial spirit has led to his involvement with Dakavia’s owner in setting up TAK Management, LLC, a management company in California, setting up a medical billing company who bills out millions of dollars’ worth of services to numerous insurance companies. Rick is also involved in a T-Shirt manufacturing company in Southern California in managing their finances.

Rick received his Bachelor of Science in Business Administration, Accounting, from Portland State University, and began his career with Lindsay Enterprises, Inc. in Portland, Oregon in 1979. Rick took this company from the brink of bankruptcy and brought it back to a profitable company, by restructuring the accounting department, as well as being appointed their General Manager of Distribution while still performing the duties of the Chief Financial Officer. From there Rick worked in 3 other large companies dealing with retail, wholesale, lumber and plywood, constructions sales, and rentals and manufacturing. Rick was also a consultant for a few years working with numerous clients, honing his accounting skills to become the Chief Financial Officer he is today, who handles the financial management of Health Care Facilities and other entities with ease.

Rick is responsible for all accounting activities, including but not limited to setting up business plans, budgets, and policies and procedures. He prepares all financial statements and general ledger analysis and reconciliations on time, every month. Rick has extensive experience in inventory management and analysis, job costing and direct costing. Rick is also experienced in Human Resource activities such as payroll, employee benefits, COBRA, SAIF, etc.

Rick has an outgoing, can do personality, which is an asset when dealing with the various managers in our business, as well as financial individuals, including bankers and real estate investment companies. His easy going, yet direct manner has helped in dealing with negotiations when purchasing other entities, and he keeps the finances in place to enable the company to move forward with these purchases.

Rick has been married to his lovely wife, Kathy, for 30 years. He has 3 stepchildren and 8 grandchildren. Rick’s hobbies include DIY Projects, boating, traveling to Hawaii and spending time with family.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 21, 2014	By:	/s/ Kent Emry
	Name:	Kent Emry
	Title:	Chief Executive Officer